Exhibit 99.1 Press Release dated November 4, 2004

MineCore Appoints Whitley Penn as Independent Registered Public Accounting Firm

FORT LAUDERDALE, FL — (MARKET WIRE) — 11/04/2004 — MineCore International, Inc. (“MineCore” or the “Company”), trading symbol OTC: Pink Sheets — MCIO (OTC: MCIO), announced today they have appointed Whitley Penn of Fort Worth, Texas as the Independent Registered Public Accounting Firm for the Company.

MineCore’s Board of Directors approved the engagement of Whitley Penn as its new Independent Registered Public Accounting Firm as of November 1, 2004. The audit engagement of Whitley Penn is for the periods commencing January 1, 2002 and thereafter. The Company has not consulted with Whitley Penn during the two most recent fiscal years and through October 31, 2004 with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events.

With the acquisition of Platinum Works, Inc. and its subsidiaries on June 30, 2004, the scope of the audit requirements for the Company has considerably broadened.

Whitley Penn was established in 1983 and has steadily grown in size and service lines. They have offices in Fort Worth, Dallas and Hurst, Texas. They are a full service accounting and consulting firm with approximately 80 employees.

Whitley Penn was named as one of the Top 25 Firms in the United States by Bowman’s Accounting Report in 2001, 2002, 2003 and 2004.

Whitley Penn is a registered accounting firm with the Public Company Accounting Oversight Board, and is a member of Nexia International. The appointment of Whitley Penn continues MineCore’s links with Nexia International.

About the previous Certifying Accountants

Cardona Rodriguez & Asociados were the Certifying Accountants up to and including the year ended December 31, 2001, the last year for which a 10-KSB has been filed to date.

Cardona Rodriguez & Asociados is a member of Nexia International.

Cardona Rodriguez & Asociados remain engaged by MineCore beyond 2001 with a diminished scope of work related to auditing the Company’s operations in Venezuela, consisting mainly of an office in Caracas and exploratory stage gold prospects.

In connection with the audits of the two most recent fiscal years of MineCore for which audits were completed, December 31, 2000 and December 31, 2001, and the subsequent periods through the date hereof, there were no disagreements with MineCore on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Cardona Rodriguez & Asociados’ satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with their reports on MineCore’s consolidated financial statements for such periods. Their reports did not contain an adverse opinion nor a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that each such report included an explanatory paragraph describing conditions that raised substantial doubt about MineCore’s ability to continue as a going concern.

MineCore is an exploration company, as defined under SEC Industry Guide 7. The Company’s mission is to successfully identify, acquire and develop mineral properties with a fast track program to commence mining operations and develop solid growth with profitable operations.

This press release contains forward-looking information within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934 and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995 and any amendments thereto. Such forward-looking statements by definition involve risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. In particular, there is no assurance that reserves, production, pricing levels or other factors pertaining to the mining and manufacturing operations will be sustained at the expected rates or levels over time. Discussions of factors, which may affect future results, are contained in our recent filings.

Under no circumstances does this Press Release constitute an offer to sell or a solicitation of an offer to buy the securities of the company described in this Press Release in which such offer, solicitation or sale of securities would be unlawful prior to registration, qualification or filing under the securities laws of any jurisdiction.

For Further information on this news release or on the Company, please contact:

D.L. (Dan) Forigo
President
Telephone: 1-954-653-0843 Fax: 1-954-653-0844
e-mail address: investor@minecore.com

SOURCE:  MineCore International, Inc.